Exhibit 99.1

CULP ANNOUNCES FIRST QUARTER FISCAL 2026 RESULTS

Streamlined Platform Continues to Drive Improvement in Operating Results

Additional Cost and Efficiency Benefits Expected from Division Integration in Fiscal 2026

HIGH POINT, N.C. (September 10, 2025) – Culp, Inc. (NYSE: CULP), a leading provider of fabrics for bedding and upholstery fabrics for residential, commercial, and hospitality furniture and other applications, today reported financial and operating results for its first fiscal quarter ended August 3, 2025.

Fiscal 2026 First Quarter Financial Highlights

▪ Continued market softness and a tariff-driven pause in residential upholstery shipments from China drove consolidated net sales of $50.7 million during the quarter, which included an extra week, compared to prior-year period net sales of $56.5 million.

▪ Consolidated gross profit of $7.2 million, or 14.3% of sales, compared to prior-year period gross profit of $5.1 million, or 9.0% of sales, a 530 basis point improvement driven by the cost and efficiency gains from restructuring initiatives in the bedding segment completed last year.

▪ Operating income of $1.6 million, compared to the prior-year period’s loss from operations of $(6.9) million.

-

Adjusted for restructuring credits and expenses, including a net credit of approximately $3.5 million driven by a gain on the sale of the company's Canadian manufacturing facility, non-GAAP operating loss of $(1.9) million, compared to the prior-year period’s non-GAAP operating loss of $(4.1) million (see reconciliation table on page 11).

▪ Net loss of $(231) thousand, or $(.02) per diluted share, compared to a net loss of $(7.3) million, or $(.58) per diluted share, in the prior-year period.

-

Adjusted for the impacts of restructuring and related credits and expenses, EBITDA of negative $(1.1) million, compared to negative $(2.7) million in the prior-year period (see reconciliation table on page 12).

Management Commentary

Iv Culp, President and Chief Executive Officer, commented, “Despite the continued low-demand environment across the home furnishings industry and tariff volatility, our improving operating performance further confirms the effectiveness of the restructuring initiatives we completed last year. Thanks to the hard work of our team, we made substantial, double-digit improvement at both the gross profit and operating levels during the quarter.

"We have several other initiatives underway related to the integration of our two former divisions that should strengthen our operating profile further as we progress through fiscal 2026. During our second quarter, we expect to start seeing the benefits from the transition of upholstery operations at our leased facility in Burlington, North Carolina, to a shared management model within our owned Stokesdale, North Carolina, location. We also recently initiated the transition of our Read Window operations from a leased facility in Tennessee to a more cost-effective platform within the same owned U.S. location, which should begin to positively impact our results in the third quarter. In

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CULP Announces Results for First Quarter Fiscal 2026

September 10, 2025

addition, we recently increased prices to mitigate tariff costs and right-size margins in certain areas. Once fully implemented this year, we expect these integration and price actions to generate approximately $6 million of additional cost and efficiency enhancements annually.

"While the macroeconomic and global trade landscapes continue to present challenges for CULP and everyone in our industry, we’ve been able to leverage our size and scale advantages to win market share in key segments, particularly in bedding. In the current tariff environment, our strategy to supplement a strong U.S. manufacturing platform with a foreign footprint spread across nearshore and offshore jurisdictions gives customers increasingly attractive supply chain alternatives and provides us with better pricing flexibility.

Culp concluded, “Our highest priorities are to to return CULP to profitability and reduce our current net debt position, regardless of any rebound in demand and improved market conditions. We believe that our efforts to reinvent our company and go to market with a leaner and more unified operating model, along with the additional integration initiatives now in motion, position us to not only meet that objective in the near term but also accelerate profitability as market conditions improve.”

Financial Outlook

Due to macro-economic uncertainty and the fluid global trade and tariff environment, the Company is providing only limited forward guidance. The Company’s expectations are based on information available at the time of this press release and reflect certain assumptions by management regarding the Company’s business and industry trends, the projected impact of restructuring and integration initiatives, and ongoing market headwinds. The Company's expectations also assume no further meaningful impacts from tariffs and trade negotiations.

▪ The Company expects sequential sales growth throughout the year in what is expected to remain a low-demand environment for home furnishings.

▪ The Company expects the cost and efficiency benefits of its restructuring and division integration initiatives, along with price increases, to drive EBITDA results (adjusted for integration, related expenses and other items) in a range from near breakeven to slightly positive for the second quarter of fiscal 2026, and for operating performance and profitability to improve sequentially throughout the remainder of the year.

▪ While the Company intends to continue utilizing borrowings as necessary under its domestic and foreign credit facilities during fiscal 2026 to fund working capital needs and growth, as well as integration and efficiency initiatives, it will continue to aggressively manage liquidity and capital expenditures and prioritize free cash flow.

Fiscal 2026 First Quarter Business Segment Highlights

Following the integration of the Company’s two formerly separate divisions, Culp Home Fashions and Culp Upholstery Fabrics, the Company now refers to its mattress fabric and upholstery fabric businesses as its Bedding and Upholstery segments, respectively. Moreover, the Company now manages selling, general and administrative (“SG&A”) expenses on a consolidated basis following the division integration and, as a result, will no longer report operating performance at the segment level.

Bedding

▪ Sales in this segment were $28.0 million for the first quarter, generally flat compared with sales in the prior-year period. While the overall low-demand market environment persisted during the quarter and affected sales, this segment continued to win market share with larger customers.

▪ The newly-restructured cost platform in this segment drove gross profit of $2.9 million, or 10.5% of sales, a significant improvement from the prior year period’s negative $(326) thousand, or negative

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CULP Announces Results for First Quarter Fiscal 2026

September 10, 2025

(1.2%) of sales.

Upholstery

▪ Sales in this segment were $22.6 million for the first quarter, down approximately 20% compared with sales of $28.5 million in the prior-year period. The decline was driven by the well-known softness across the home furnishings market and several additional factors including the historically high tariffs on China-produced products in the prior quarter, which essentially grounded residential upholstery order flow for approximately five weeks and subsequently impacted sales in the first quarter. In addition, a large residential fabric customer concentrated most of its purchasing in the first half of last year, with a notable spike in the first quarter, resulting in an uneven year-over-year comparison this quarter that we expect to normalize in the second quarter and ensuing periods.

▪ Gross profit was $4.3 million, or 18.9% of sales, down from $5.5 million, or 19.4% of sales, in the prior year period, and driven largely by lower comparable sales.

Balance Sheet, Cash Flow, and Liquidity

▪ As of August 3, 2025, the Company maintained $11.1 million in total cash and $18.1 million in outstanding debt under its credit facilities, of which $2.8 million constituted supplier financing. The outstanding debt was primarily incurred to fund worldwide working capital and to take advantage of availability and borrowing opportunities at current preferred rates in China.

▪ As of August 3, 2025, the Company maintained approximately $28.7 million in liquidity consisting of $11.1 million in cash and $17.6 million in borrowing availability under its recently renewed domestic credit facility.

▪ Cash flow from operations was negative $(695) thousand for the first quarter of fiscal 2026, and primarily driven by operating losses partially offset by favorable working capital. Adjusted for capital expenditures, proceeds from the sale of property, plant and equipment, and other items, free cash flow was $311 thousand (see reconciliation table on page 10).

▪ Capital expenditures for the first quarter were $179 thousand, down from $501 thousand in the prior year period, reflective of the fiscal 2025 bedding consolidation and corresponding equipment optimization, as well as a strategic focus on high value and quick payback projects.

Conference Call

Culp, Inc. will hold a conference call to discuss financial results for the first quarter of its fiscal year 2026 on Thursday, September 11, 2025, at 9:00 a.m. Eastern Time. A live webcast of this call can be accessed on the “Upcoming Events” section on the “Investor Relations” page of the Company’s website, www.culp.com. A replay of the webcast will be available for 30 days under the “Past Events” section on the “Investor Relations” page of the Company’s website.

About the Company

Culp, Inc. is one of the largest marketers of mattress fabrics for bedding and upholstery fabrics for residential, commercial, and hospitality furniture and other applications in North America. The Company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has manufacturing and sourcing capabilities located in the United States, China, Haiti, Turkey, and Vietnam.

Investor Relations Contact

Ken Bowling, Executive Vice President, Chief Financial Officer, and Treasurer:

(336) 881-5630

krbowling@culp.com

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CULP Announces Results for First Quarter Fiscal 2026

September 10, 2025

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “will,” “may,” “should,” “could,” “potential,” “continue,” “target,” “predict”, “seek,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, strategic initiatives and plans, restructuring and integration actions, production levels, new product launches, sales, profit margins, profitability, operating (loss) income, capital expenditures, working capital levels, cost savings (including, without limitation, anticipated cost savings from restructuring and integration actions), income taxes, SG&A or other expenses, pre-tax (loss) income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, use of cash and cash requirements, ending cash balances and cash positions, borrowing capacity, investments, potential acquisitions, cash and non-cash restructuring and restructuring-related charges, expenses, and/or credits, net proceeds from restructuring related asset dispositions, future economic or industry trends, public health epidemics, or other future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, demand for home furnishings products, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, including changes in U.S. trade enforcement priorities, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the coronavirus pandemic, could also adversely affect our operations and financial performance. In addition, the impact of potential asset impairments, including impairments of property, plant, and equipment, inventory, or intangible assets, as well as the impact of valuation allowances applied against our net deferred income tax assets, could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Also, our success in diversifying our supply chain with reliable partners to effectively service our global platform could affect our operations and adversely affect our financial results. Finally, the future performance of our business also depends on our ability to successfully restructure our bedding operations and return the segment to profitability as well as successfully integrate our bedding and upholstery segments and realize the expected benefits of that integration effort, which may not meet our expectations. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.

Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this

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CULP Announces Results for First Quarter Fiscal 2026

September 10, 2025

release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements included in this release are made only as of the date of this report. Unless required by United States federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations or financial results.

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CULP Announces Results for First Quarter Fiscal 2026

September 10, 2025

CULP, INC.

CONSOLIDATED STATEMENTS OF NET LOSS

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales

	August 3,	July 28,	% Over	August 3,	July 28,
	2025	2024	(Under)	2025	2024
Net sales	$50,691	$56,537	(10.3)%	100.0%	100.0%
Cost of sales	(43,463)	(51,461)	(15.5)%	85.7%	91.0%
Gross profit	7,228	5,076	42.4%	14.3%	9.0%
Selling, general and administrative expenses	(9,119)	(9,296)	(1.9)%	18.0%	16.4%
Restructuring credit (expense)	3,508	(2,631)	N.M	6.9%	(4.7)%
Income (loss) from operations	1,617	(6,851)	(123.6)%	3.2%	(12.1)%
Interest expense	(183)	(28)	553.6%	0.4%	0.0%
Interest income	235	262	(10.3)%	0.5%	0.5%
Other expense	(531)	(404)	31.4%	1.0%	0.7%
Income (loss) before income taxes	1,138	(7,021)	(116.2)%	2.2%	(12.4)%
Income tax expense (1)	(1,369)	(240)	470.4%	120.3%	(3.4)%
Net loss	$(231)	$(7,261)	(96.8)%	(0.5)%	(12.8)%

Net loss per share - basic	$(0.02)	$(0.58)	(96.6)%
Net loss per share - diluted	$(0.02)	$(0.58)	(96.6)%
Average shares outstanding-basic	12,570	12,470	0.8%
Average shares outstanding-diluted	12,570	12,470	0.8%

Notes

(1) Percent of sales column for income tax expense is calculated as a percent of income (loss) before income taxes.

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CULP Announces Results for First Quarter Fiscal 2026

September 10, 2025

CULP, INC.

CONSOLIDATED BALANCE SHEETS

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)	(Condensed)
	August 3,	July 28,	* April 27,
	2025	2024	2025
Current assets
Cash and cash equivalents	$11,094	$13,472	$5,629
Short-term investments - rabbi trust	1,395	954	1,325
Accounts receivable, net	18,382	21,587	21,844
Inventories	50,109	41,668	49,309
Short-term notes receivable	5,104	268	280
Current income taxes receivable	—	532	—
Assets held for sale	40	607	2,177
Other current assets	2,767	3,590	2,970
Total current assets	88,891	82,678	83,534

Property, plant & equipment, net	23,552	30,476	24,836
Right of use assets	5,162	4,483	5,908
Intangible assets	865	1,782	960
Long-term investments - rabbi trust	5,715	7,089	5,722
Long-term notes receivable	1,078	1,394	1,182
Deferred income taxes	475	528	637
Other assets	676	709	591
Total assets	$126,414	$129,139	$123,370

Current liabilities
Lines of credit - current	11,120	4,017	8,114
Accounts payable - trade	24,319	26,540	27,323
Accounts payable - capital expenditures	8	56	23
Operating lease liability - current	2,209	1,565	2,394
Deferred compensation - current	1,395	954	1,325
Deferred revenue	485	1,600	422
Accrued expenses	5,850	6,097	5,333
Accrued restructuring	105	633	610
Income taxes payable - current	2,412	759	1,420
Total current liabilities	47,903	42,221	46,964

Lines of credit - long-term	7,025	—	4,600
Operating lease liability - long-term	1,995	2,219	2,535
Income taxes payable - long-term	841	2,180	790
Deferred income taxes	5,302	6,449	5,155
Deferred compensation - long-term	5,701	6,946	5,686
Total liabilities	68,767	60,015	65,730
Shareholders' equity	57,647	69,124	57,640
Total liabilities and shareholders' equity	$126,414	$129,139	$123,370
Shares outstanding	12,605	12,470	12,559

* Derived from audited financial statements.

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CULP Announces Results for First Quarter Fiscal 2026

September 10, 2025

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts
	August 3,	July 28,
	2025	2024
Cash flows from operating activities:
Net loss	$(231)	$(7,261)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,111	1,581
Non-cash inventory credit	(67)	(268)
Amortization	95	99
Stock-based compensation	156	176
Deferred income taxes	309	60
Gain on sale of equipment	(9)	(4)
Non-cash restructuring (credit) expense	(3,664)	1,643
Foreign currency exchange loss	122	45
Changes in assets and liabilities:
Accounts receivable	3,482	(445)
Inventories	(683)	3,458
Other current assets	212	(221)
Other assets	13	90
Accounts payable - trade	(3,126)	884
Deferred revenue	63	105
Accrued restructuring	(506)	640
Accrued expenses and deferred compensation	1,016	(478)
Income taxes	1,012	(310)
Net cash used in operating activities	(695)	(206)
Cash flows from investing activities:
Capital expenditures	(179)	(501)
Proceeds from the sale of property, plant and equipment	966	37
Proceeds from notes receivable	120	90
Proceeds from the sale of investments (rabbi trust)	237	229
Purchase of investments (rabbi trust)	(158)	(187)
Net cash provided by (used in) investing activities	986	(332)
Cash flows from financing activities:
Proceeds from lines of credit	5,886	4,010
Payments on lines of credit	(552)	—
Payment of debt issuance costs	(120)	—
Common stock surrendered for withholding taxes payable	(60)	—
Net cash provided by financing activities	5,154	4,010
Effect of foreign currency exchange rate changes on cash and cash equivalents	20	(12)
Increase in cash and cash equivalents	5,465	3,460
Cash and cash equivalents at beginning of year	5,629	10,012
Cash and cash equivalents at end of period	$11,094	$13,472

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CULP Announces Results for First Quarter Fiscal 2026

September 10, 2025

CULP, INC.

STATEMENTS OF NET SALES AND GROSS PROFIT BY SEGMENT

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	August 3,	July 28,	% Over	August 3,	July 28,
Net Sales by Segment	2025	2024	(Under)	2025	2024
Bedding	$28,046	$28,076	(0.1)%	55.3%	49.7%
Upholstery	22,645	28,461	(20.4)%	44.7%	50.3%
Net Sales	$50,691	$56,537	(10.3)%	100.0%	100.0%

Gross Profit (Loss) by Segment				Gross Margin
Bedding	$2,942	$(326)	N.M.	10.5%	(1.2)%
Upholstery	4,286	5,518	(22.3)%	18.9%	19.4%
Total Segment Gross Profit	7,228	5,192	39.2%	14.3%	9.2%
Restructuring Related Charge (1)	—	(116)	(100.0)%	0.0%	(0.2)%
Gross Profit	$7,228	$5,076	42.4%	14.3%	9.0%

Notes

(1) See page 11 for a Reconciliation of Selected Income Statement Information to Adjusted Results for the three months ending August 3, 2025, and July 28, 2024.

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CULP Announces Results for First Quarter Fiscal 2026

September 10, 2025

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Unaudited

(Amounts in Thousands)

RECONCILIATION OF NET DEBT

	Amounts
	August 3,	July 28,	April 27,
	2025	2024	2025*
Cash:
Cash and cash equivalents	$11,094	$13,472	$5,629
Debt:
Lines of credit - current	(11,120)	(4,017)	(8,114)
Lines of credit - long-term	(7,025)	—	(4,600)
Total debt	$(18,145)	$(4,017)	$(12,714)

Net (debt) cash position	$(7,051)	$9,455	$(7,085)

* Derived from audited financial statements

RECONCILIATION OF ADJUSTED FREE CASH FLOW

	THREE MONTHS ENDED
	Amounts
	August 3,	July 28,
	2025	2024
Net cash used in operating activities	$(695)	$(206)
Minus: Capital expenditures	(179)	(501)
Free Cash Flow	(874)	(707)
Plus: Proceeds from the sale of buildings and equipment	966	37
Plus: Proceeds from notes receivable	120	90
Plus: Proceeds from the sale of investments (rabbi trust)	237	229
Minus: Purchase of investments (rabbi trust)	(158)	(187)
Effects of foreign currency exchange rate changes on cash and cash equivalents	20	(12)
Adjusted Free Cash Flow	$311	$(550)

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CULP Announces Results for First Quarter Fiscal 2026

September 10, 2025

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Unaudited

(Amounts in Thousands)

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

	Three months ended August 3, 2025
	As Reported		Adjusted Results
	August 3,		August 3,
	2025	Adjustments	2025

Net sales	$50,691	—	$50,691
Cost of sales	(43,463)	—	(43,463)
Gross profit	7,228	—	7,228
Selling, general and administrative expenses	(9,119)	—	(9,119)
Restructuring credit (1)	3,508	(3,508)	—
Income (loss) from operations	$1,617	(3,508)	$(1,891)

Notes

(1) During the three-month period ending August 3, 2025, restructuring credit mostly represented a gain from the sale of the manufacturing facility located in Quebec, Canada totaling $4.0 million, partially offset by charges related to our activities to transform our operating model and reduce fixed costs.

	Three months ended July 28, 2024
	As Reported		Adjusted Results
	July 28,		July 28,
	2024	Adjustments	2024

Net sales	$56,537	—	$56,537
Cost of sales (1)	(51,461)	116	(51,345)
Gross profit	5,076	116	5,192
Selling, general and administrative expenses	(9,296)	—	(9,296)
Restructuring expense (1)	(2,631)	2,631	—
Loss from operations	$(6,851)	2,747	$(4,104)

(1) During the three-month period ending July 28, 2024, the restructuring related expenses recorded in cost of sales and restructuring expense represented costs that were mostly associated with consolidating the company's North American mattress fabrics operations and two leased facilities related to the sewn mattress cover operation located in Ouanaminthe, Haiti.

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CULP Announces Results for First Quarter Fiscal 2026

September 10, 2025

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Unaudited

(Amounts in Thousands)

RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	October 27,	January 26,	April 27,	August 3,	August 3,
	2024	2025	2025	2025	2025
Net loss	$(5,644)	$(4,126)	$(2,073)	$(231)	$(12,074)
Interest income, net	(214)	(192)	(44)	(52)	(502)
Income tax (benefit) expense	(50)	446	(243)	1,369	1,522
Depreciation expense	1,496	1,211	1,152	1,111	4,970
Amortization expense	101	101	104	95	401
EBITDA	(4,311)	(2,560)	(1,104)	2,292	(5,683)
Restructuring expense (credit)	2,031	1,655	1,422	(3,508)	1,600
Restructuring related expense	769	624	113	—	1,506
Stock based compensation	188	158	128	156	630
Adjusted EBITDA	$(1,323)	$(123)	$559	$(1,060)	$(1,947)

% Net Sales	(2.4)%	(0.2)%	1.1%	(2.1)%	(0.9)%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	October 29,	January 28,	April 28,	July 28,	July 28,
	2023	2024	2024	2024	2024
Net loss	$(2,424)	$(3,188)	$(4,865)	$(7,261)	$(17,738)
Interest income, net	(282)	(284)	(252)	(234)	(1,052)
Income tax expense	516	1,027	805	240	2,588
Depreciation expense	1,617	1,646	1,623	1,581	6,467
Amortization expense	97	98	99	99	393
EBITDA	(476)	(701)	(2,590)	(5,575)	(9,342)
Restructuring expense (credit)	144	(50)	204	2,631	2,929
Restructuring related (credit) expense	(78)	(61)	—	116	(23)
Stock based compensation	163	262	168	176	769
Adjusted EBITDA	$(247)	$(550)	$(2,218)	$(2,652)	$(5,667)

% Net Sales	(0.4)%	(0.9)%	(4.5)%	(4.7)%	(2.5)%

% Over (Under)	435.6%	(77.6)%	(125.2)%	(60.0)%	(65.6)%

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